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          As filed with the Securities and Exchange Commission on March 20, 1997
                                                      Registration No. 333-19093

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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                          -----------------------------

                                 PRE-EFFECTIVE
                                AMENDMENT NO. 3
                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

                              HCB BANCSHARES, INC.
                 (Name of small business issuer in its charter)

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
         OKLAHOMA                              6035                           62-1670792
    ------------------                    ---------------                    -----------
(State or other jurisdiction of     (Primary standard industrial          (I.R.S. employer
incorporation or organization)      classification code number)        identification number)
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                237 JACKSON STREET, CAMDEN, ARKANSAS 71701-0878
                                 (501) 836 6841
 ------------------------------------------------------------------------------
 (Address and telephone number of principal executive offices and principal place of business)

                              MRS. VIDA H. LAMPKIN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              HCB BANCSHARES, INC.
                               237 JACKSON STREET
                          CAMDEN, ARKANSAS 71701-0878
                                (501) 836-6841
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          (Name, address, and telephone number of agent for service)

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                           Gary R. Bronstein, Esquire
                             K. Scott Fife, Esquire
                      Housley Kantarian & Bronstein, P.C.
                       1220 19th Street, N.W., Suite 700
                            Washington, D.C.  20036

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ITEM 27.  EXHIBITS:


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        (a)    The exhibits schedules filed as a part of this registration statement are as follows:

*   1.1      Engagement Letter with Trident Securities, Inc.

*   1.2      Form of Agency Agreement with Trident Securities,
             Inc.

*   2        Plan of Conversion (Exhibit A to Proxy Statement filed as Exhibit
             99.2)

*   3.1      Articles of Incorporation of HCB Bancshares, Inc.

*   3.2      Bylaws of HCB Bancshares, Inc.

*   4        Form of Stock Certificate of HCB Bancshares, Inc.

*   5        Opinion of Housley Kantarian & Bronstein, P.C. regarding legality of securities being registered

*   8.1      Federal Tax Opinion of Housley Kantarian & Bronstein, P.C.

*   8.2      State Tax Opinion of Gaunt & Co.

*   8.3      Opinion of Ferguson & Co., LLP as to the value of subscription rights for tax purposes

*  10.1      Form of HCB Bancshares, Inc. 1997 Stock Option and Incentive Plan

*  10.2      Form of HCB Bancshares, Inc. Management Recognition Plan and Trust Agreement

*  10.3(a)   Employment Agreements by and between Heartland Community Bank and Vida H. Lampkin and Cameron D. McKeel

*  10.3(b)   Employment Agreements by and between HCB Bancshares, Inc. and Vida H. Lampkin and Cameron D. McKeel

*  10.4(a)   Change-in-Control Protective Agreement between Heartland Community Bank and William C. Lyon

*  10.4(b)   Change-in-Control Protective Agreement between HCB Bancshares, Inc. and William C. Lyon

*  10.5      Heartland Community Bank Directors' Retirement Plan and the First Amendment Thereto

*  23.1      Consents of Housley Kantarian & Bronstein, P.C. (in opinions filed as Exhibits 5 and 8.1)

*  23.2      Consent of Gaunt & Co.

   23.3      Consent of Ferguson & Co., LLP

*  24        Power of Attorney (reference is made to the signature page)

*  27        Financial Data Schedule

*  99.1      Form of Stock Order Form

*  99.2      Form of Proxy Statement for Special Meeting of Members of Heartland Community Bank; Form of Proxy

*  99.3      Form of Miscellaneous Solicitation and Marketing Materials

*  99.4      Conversion Valuation Report (as of December 20, 1996)

   99.5      Conversion Valuation Report Update (as of March 14, 1997)
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*        Previously filed.



         (b)     FINANCIAL STATEMENT SCHEDULES.

         No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

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                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, in the City of Camden, State of Arkansas, as of the date set forth below.



                                        HCB BANCSHARES, INC.


Date: March 19, 1997                    By:/s/ Vida H. Lampkin
                                           --------------------------------
                                           Vida H. Lampkin
                                           Chairman of the Board, President
                                            and Chief Executive Officer
                                           (Duly Authorized Representative)





         In accordance with the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities stated as of the date set forth above.



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
/s/ Vida H. Lampkin                                         /s/ Cameron D. McKeel
--------------------------------------------------          --------------------------------------------------------
Vida H. Lampkin                                             Cameron D. McKeel
Chairman of the Board, President                            Director and Vice President
 and Chief Executive Officer
(Principal Executive, Financial
 and Accounting Officer)


/s/ Roy Wayne Moseley*                                      /s/ Bruce D. Murry*
--------------------------------------------------          -----------------------------------------------------------
Roy Wayne Moseley                                           Bruce D. Murry
Director                                                    Director


/s/ Carl E. Parker, Jr.*                                    /s/ Lula Sue Silliman*
--------------------------------------------------          -----------------------------------------------------------
Carl E. Parker, Jr.                                         Lula Sue Silliman
Director                                                    Director


/s/ Clifford Steelman*
---------------------------------------------------
Clifford Steelman
Director


*  /s/ Vida H. Lampkin
   ---------------------------------------------
   Vida H. Lampkin
   Attorney-in-Fact
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